AMIRA NATURE FOODS LTD

2012 OMNIBUS SECURITIES AND INCENTIVE PLAN

SHARE OPTION AGREEMENT

EMPLOYEE NON-QUALIFIED SHARE OPTION

THIS AGREEMENT made as of November 10, 2013, by and between Amira Nature Foods Ltd, a BVI company (the “Company”), and Karan A. Chanana (the “Optionee”).

W I T N E S S E T H:

WHEREAS, the Company has adopted the Amira Nature Foods Ltd 2012 Omnibus Securities and Incentive Plan (the “Plan”) for the benefit of its employees, nonemployee directors and consultants and the employees, nonemployee directors and consultants of its affiliates, and

WHEREAS, the Committee has authorized the grant to the Optionee of an Option under the Plan, on the terms and conditions set forth in the Plan and as hereinafter provided,

NOW, THEREFORE, in consideration of the premises contained herein, the Company and the Optionee hereby agree as follows:

1. Definitions.

Terms used in this Agreement which are defined in the Plan shall have the same meaning as set forth in the Plan.

2. Grant of Option.

The Committee hereby grants to the Optionee an option to purchase 361,2781 of the Company’s Ordinary Shares (“Shares”) for an Option price per Share equal to $10.00, which was the fair market value of the Company’s Ordinary Shares at the time of the closing of the Company’s initial public offering of Ordinary Shares on the New York Stock Exchange (the “Option”).

3. Option Terms and Exercise Period.

(a) The Option shall be exercised, and payment by the Optionee of the Option price shall be made, pursuant to the terms of the Plan.

(b) All or any part of the Option may be exercised by the Optionee no later than the tenth (10th) anniversary of the date of the grant of the Option.

1 Equal to 1% of the aggregate of the fully diluted outstanding and issued ordinary shares of the Company as of the Grant Date (35,676,434) and the number of ordinary shares issuable upon exercise of any securities convertible into ordinary shares of the Company which are outstanding as of the Grant Date (90,064).

(c) This Agreement and the Option shall terminate on the earlier of (i) the tenth (10th) anniversary of the date of the grant of the Option or (ii) the date the Option is fully exercised.

4. Vesting.

The Option shall vest and become exercisable pursuant to the following schedule:

One-forty-eighth (1/48) shall vest on each monthly anniversary of the Grant Date (as defined below), such that the Option shall fully vest as of the fourth (annual) anniversary of the Grant Date.

To the extent the above vesting requirements are not satisfied as of the date of termination of the Optionee’s employment with the Company, the Optionee shall thereupon forfeit the then unvested portion of the Option; provided, that if the Optionee’s employment with the Company shall be terminated (a) by the Company without Cause, (b) by the Optionee’s with good reason or (c) in connection with a Change of Control of the Company, then any unvested portion of the Option shall vest immediately upon such termination.

5. Termination of Employment.

Sections 6.2 and 6.4 of the Plan shall control.

6. Restrictions on Transfer of Option.

This Agreement and the Option shall not be transferable otherwise than (a) by will or by the laws of descent and distribution or (b) by gift to any Family Member of the Optionee, and the Option shall be exercisable, during the Optionee’s lifetime, solely by the Optionee, except on account of the Optionee’s Permanent and Total Disability or death, and solely by the transferee in the case of a transfer by gift to a Family Member of the Optionee.

7. Exercise of Option.

(a) The Option shall become exercisable at such time as shall be provided herein or in the Plan and shall be exercisable by written notice of such exercise, in the form prescribed by the Committee, to the Secretary of the Company, at its principal office. The notice shall specify the number of Shares for which the Option is being exercised.

(b) Shares purchased pursuant to the Option shall be paid for in full at the time of such purchase in cash, in Shares, including Shares acquired pursuant to the Plan, or part in cash and part in Shares. Shares transferred in payment of the Option price shall be valued as of the date of transfer based on their Fair Market Value.

8. Regulation by the Committee.

This Agreement and the Option shall be subject to any administrative procedures and rules as the Committee shall adopt. All decisions of the Committee upon any question arising under the Plan or under this Agreement, shall be conclusive and binding upon the Optionee and any person or persons to whom any portion of the Option has been transferred by will, by the laws of descent and distribution or by gift to a Family Member of the Optionee.

9. Rights as a Shareholder.

The Optionee shall have no rights as a shareholder with respect to Shares subject to the Option until certificates for Shares are issued to the Optionee.

10. Reservation of Shares.

With respect to the Option, the Company hereby agrees to at all times reserve for issuance and/or delivery upon payment by the Optionee of the Option price, such number of Shares as shall be required for issuance and/or delivery upon such payment pursuant to the Option.

11. Delivery of Share Certificates.

Within a reasonable time after the exercise of the Option the Company shall cause to be delivered to the Optionee, his or her legal representative or his or her beneficiary, a certificate for the Shares purchased pursuant to the exercise of the Option.

12. Amendment.

The Committee may amend this Agreement at any time and from time to time; provided, however, that no amendment of this Agreement that would materially and adversely impair the Optionee’s rights or entitlements with respect to the Option shall be effective without the prior written consent of the Optionee.

13. Plan Terms.

The terms of the Plan are hereby incorporated herein by reference.

14. Effective Date of Grant.

The Option shall be effective as of October 15, 2013 (the “Grant Date”).

[Signature Page Follows]

By executing this Agreement, the Optionee hereby acknowledges that he has received and read the Plan and this Agreement and that he agrees to be bound by all of the terms of both the Plan and this Agreement.

AMIRA NATURE FOODS LTD

/s/ Bimal Raizada
By: Bimal Raizada
Its: Director

/s/ Karan A. Chanana
Karan A. Chanana, Optionee